Exhibit 10.15

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Execution Copy

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of December 16, 2021 between Amplyx Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), and Vera Therapeutics, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, on April 27, 2021 (the “Merger Date”) Seller became a wholly-owned subsidiary of Pfizer Inc. (“Pfizer”) pursuant to an Agreement and Plan of Merger, dated April 12, 2001, among Pfizer, Appaloosa Merger Sub Inc. and the Seller (the “Pfizer-Amplyx Agreement”);

WHEREAS, Seller is developing an anti-BKV monoclonal antibody referred to as “MAU868” for the treatment of BKV disease pursuant to a License Agreement, dated August 26, 2019 (the “Novartis License”), between Novartis International Pharmaceutical AG (“Novartis”) and the Seller; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, all of Seller’s right, title and interest in and to certain assets, including intellectual property rights, pertaining to MAU868 on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person at any time during the period for which the determination of affiliation is being made. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of fifty percent (50%) or more of the voting stock or units of such Person, or by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation” shall have the meaning set forth in Section 2.7.

“Antibody” means (a) the fully human monoclonal antibody referred to as “MAU868” described more fully on Exhibit A to the Novartis License, (b) the monoclonal antibodies claimed in the patent rights set forth on Exhibit C to the Novartis License, and (c) any [***].

“Assignment and Assumption Agreement” shall have the meaning set forth in Exhibit A.

“Assumed Liabilities” shall have the meaning set forth in Section 2.4.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York and San Francisco, California, United States of America are authorized or obligated by Law or executive order to close.

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Buyer Material Adverse Effect” shall have the meaning set forth in Section 4.4.

“Closing” shall have the meaning set forth in Section 2.8(a).

“Closing Date” shall have the meaning set forth in Section 2.8(a).

“Collateral Source” shall have the meaning set forth in Section 6.6.

“Confidentiality Agreement” shall mean the Confidentiality Agreement dated as of August 5, 2021, between Pfizer and Buyer.

“European Regulatory Approval” means Regulatory Approval from the European Medicines Agency or any successor entity thereto or the applicable Governmental Authority in any one of the five major European markets (France, Germany, Italy, Spain or the United Kingdom).

“Excluded Assets” shall have the meaning set forth in Section 2.3.

“FDA” shall mean the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

“First Commercial Sale” means the first sale of a Product to a Third Party for distribution, use or consumption in such country after the Regulatory Approvals have been obtained for the Product in such country. For clarity, First Commercial Sale shall not include any sale or transfer of any Product prior to receipt of Regulatory Approval, such as “treatment IND sales,” “named patient sales” and “compassionate use sales.”

“Governmental Authority” shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

“Governmental Authorizations” shall mean all licenses, permits, certificates and other authorizations and approvals issued by the relevant Governmental Authority that are required to carry on the research activities conducted by Seller and its Affiliates using the Purchased Assets as of the date of this Agreement under the applicable Laws.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Income Taxes” mean the United States federal income Tax and any state, local or non-U.S. net income Tax or any franchise or business Tax incurred in lieu of a Tax on net income.

“Indemnified Party” shall have the meaning set forth in Section 6.3.

“Indemnifying Party” shall have the meaning set forth in Section 6.3.

“Indication” shall have the meaning set forth in Novartis License.

“Intellectual Property Rights” shall mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) Patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; and (vi) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (i) through (vi) above.

“Law” shall mean any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental Order.

“Liabilities” shall mean any debts, liabilities or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Lien” shall mean any lien, security interest, mortgage, charge or similar encumbrance.

“Loss” or “Losses” shall have the meaning set forth in Section 6.1(a).

“Merger Date” shall have the meaning set forth in the recitals.

“Net Sales” shall have the meaning set forth in the Novartis License.

“Novartis” shall have the meaning set forth in the recitals.

“Novartis License” shall have the meaning set forth in the recitals.

“Patent Assignment Agreement” shall have the meaning set forth in Exhibit A.

“Patents” shall mean (a) all national, regional and international patents and patent applications, including provisional patent applications and any and all rights to claim priority thereto; (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications or other patents resulting from post-grant proceedings ((a), (b), and (c)); and (e) any similar patent rights, including so-called pipeline protection or any importation, revalidation, confirmation, or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

“Permitted Encumbrances” shall mean (a) all Liens [***]; or (b) such Liens and other imperfections of title [***].

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other legal entity or organization.

“Pfizer” shall have the meaning set forth in the recitals.

“Pfizer-Amplyx Agreement” shall have the meaning set forth in the recitals.

“Product” means any product in any dosage strength or formulation containing, incorporating or comprising an Antibody, either alone or in combination with other agents.

“Purchased Assets” shall have the meaning set forth in Section 2.1, it being understood that the Purchased Assets do not include the Excluded Assets.

“Regulatory Approval” shall have the meaning set forth in Novartis License.

“Required Third Party Consent” shall have the meaning set forth in Section 2.2(a).

“Retained Liabilities” shall have the meaning set forth in Section 2.5.

“Royalty Term” shall have the meaning set forth in the Novartis License.

“Seller” shall have the meaning set forth in the preamble to this Agreement.

“Seller Material Adverse Effect” shall mean any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, would be reasonably likely to (a) be materially adverse to the ability of the Seller to perform its obligations hereunder, (b) materially impair the value or the use of the Antibody and Purchased Assets, or (c) prevent, materially impede or delay the consummation of the transactions contemplated hereby other than any change, effect, event, circumstance, occurrence or state of facts relating to (i) the economy or financial markets in general, (ii) the consummation of the transactions as contemplated by this Agreement, (iii) [***], (iv) [***], (v) [***], and (vi) [***].

“Tax” or “Taxes” means any federal, state, local and non-U.S. taxes, including without limitation, income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, license, severance, registration, natural resources, environmental, customs duties, escheat, fringe benefits, goods and services, intangible, inventory, land, recording, rent, windfall profits, capital gains, capital stock, franchise, payroll, employment, property, add-on minimum, and other taxes imposed by a Governmental Authority, including any interest, penalty or addition thereto, whether disputed or not, and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or non-U.S. tax law) and including any liability for taxes as a transferee or successor, by contract or otherwise.

“Tax Action” shall have the meaning set forth in Section 5.4(b).

“Third Party” shall mean any Person other than Seller, Buyer or an Affiliate of either Seller or Buyer.

“Third Party Claim” shall have the meaning set forth in Section 6.4(a).

“VAT” shall have the meaning set forth in Section 5.4(a).

Section 1.2    Other Definitional Provisions.

(a)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(c)    The terms “dollars” and “$” shall mean United States dollars.

(d)    The term “including” shall mean “including, without limitation” and the words “included” and “include” shall have corresponding meanings.

(e)    When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(f)    When a reference is made in this Agreement to the terms of the Novartis License, such reference shall be to the Novartis License as is in effect on the date hereof and not as it may be subsequently amended or changed.

ARTICLE II

PURCHASE AND SALE

Section 2.1    Purchase and Sale of the Purchased Assets. Upon the terms and subject to the conditions set forth herein, effective at the Closing, Seller shall sell, convey, assign and transfer, and hereby sells, conveys, assigns and transfers to Buyer, and Buyer shall purchase, acquire and accept, and hereby purchases, acquires and accepts from the Seller, free and clear of all Liens, other than Permitted Encumbrances, all of the Seller’s right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

(a)    the investigational new drug application filed with the FDA for authorization for the investigation of the Antibody listed on Schedule 2.1(a) (“Seller IND”);

(b)    the development and regulatory files, documentation, data, results and other electronic records identified on Schedule 2.1(b) (“Seller Development and Regulatory Documentation”);

(c)    the contracts to which Seller is a party that are [***], including, in any event, the contracts identified on Schedule 2.1(c) (“Seller Contracts”);

(d)    the Patents listed on Schedule 2.1(d) (“Seller Patents”); and

(e)    the chemical and biological materials listed on Schedule 2.1(e) (“Seller Product Inventory”).

Section 2.2    Consents.

(a)    Buyer acknowledges and agrees that certain Purchased Assets may not be assignable or transferable without the consent of a Third Party (each, a “Required Third Party Consent”), and, at or prior to the Closing Date, such consents have not been obtained. After the Closing Date, Seller will [***] to obtain those Required Third Party Consents [***]; provided, however, that [***]. Upon obtaining the Required Third Party Consent such Purchased Asset shall be transferred and assigned to, and assumed by, Buyer hereunder.

(b)    With respect to any Purchased Asset that is subject to a Required Third Party Consent that has not been obtained pursuant to Section 2.2(a), after the Closing and [***] (i) [***] and (ii) [***], the parties hereto shall [***].

(c)    Buyer agrees that [***]. Buyer further agrees that [***].

Section 2.3    Excluded Assets. Notwithstanding any provision in this Agreement, Buyer is not purchasing any asset that is not expressly identified on Schedule 2.1 (the “Excluded Assets”) including:

(a)    [***];

(b)    [***]; and

(c)    [***].

Section 2.4    Assumption of Certain Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing, to assume all Liabilities of the Seller and its Affiliates, of any kind, character or description, whether accrued, absolute, contingent or otherwise, [***] (other than Retained Liabilities), to the extent (but only to the extent) arising out of or relating to the Purchased Assets (collectively, the “Assumed Liabilities”).

Section 2.5    Retained Liabilities. Notwithstanding any provision in this Agreement, Seller and its Affiliates shall retain and be responsible for the following (collectively, the “Retained Liabilities”):

(a)    the Liabilities of Seller set forth on Schedule 2.5(a);

(b)    all Liabilities of Seller, or any member of any consolidated, affiliated, combined or unitary group of which Seller is or has been a member, for Income Taxes attributable to taxable periods, or portions thereof, ending on or before the Closing Date;

(c)    all Liabilities for which Seller or its Affiliates expressly has responsibility pursuant to the terms of this Agreement; and

(d)    all Liabilities to the extent arising out of or relating to Excluded Assets.

Section 2.6    Consideration.

(a)    Upfront Payment. In partial consideration of the sale and transfer of the Purchased Assets, Buyer shall pay Seller five million dollars ($5,000,000) in cash at the Closing (the “Upfront Payment”).

(b)    Milestone Payments. In partial consideration of the sale and transfer of the Purchased Assets, Buyer shall make the following one-time cash payments to Seller upon achievement of the corresponding milestone event set forth below (the “Milestone Payments”):

(i)    [***] upon [***];

(ii)    [***] upon [***].

The aggregate Milestone Payments under this Section 2.6(b) shall not exceed seven million dollars ($7,000,000), regardless of the number of times any milestone event has been achieved or the number of Products achieving such milestone event. Buyer shall notify Seller in writing within [***] after the achievement of the applicable milestone event. Seller shall invoice Buyer for the corresponding Milestone Payment, and Buyer shall make such Milestone Payment to Seller within [***] after receiving such invoice from Seller.

(c)    Earn-out. In partial consideration of the sale and transfer of the Purchased Assets, on a Product-by-Product and country-by-country basis, commencing upon the First Commercial Sale of a particular Product in a particular country, until the expiration of the Royalty Term for such Product in such country, Buyer shall pay to Seller an earnout equal to [***] of the aggregate Net Sales of such Product in such country.

(d)    Earn-out Report and Payment. Within [***] after the end of each calendar quarter, commencing with the first calendar quarter in which there are any Net Sales of a Product anywhere in the world, Buyer shall provide Seller with a report setting forth the amount of Net Sales of the Products on a country-by-country basis and the earnout payable on such Net Sales pursuant to Section 2.6(c). [***], Buyer shall pay the applicable royalty payments due to Seller for such calendar quarter. All payments under this Agreement will be payable in US Dollars. When conversion of payments from any foreign currency is required to be undertaken by Buyer, the US Dollar equivalent will be calculated using Buyer’s then-current standard exchange rate methodology as applied in its external reporting. If there is no standard exchange rate methodology applied by Buyer in its external reporting in accordance with its Accounting Standards, then any amount in a currency other than US Dollars shall be converted to US Dollars using the exchange rate most recently quoted in the Wall Street Journal in New York as of [***]. Without limiting any other rights or remedies available to the Seller hereunder, if Buyer [***].

(e)    Records and Audits. Buyer will keep, and will cause its Affiliates to keep, complete, true and accurate books and records in accordance with its Accounting Standards in relation to Net Sales and the earnouts payable to Seller under section 2.6(c), above. Buyer will [***] and in the event such audit reveals an underpayment or overpayment by the Buyer, the underpaid or overpaid amount will be settled promptly.

Section 2.7    Allocation of the Consideration. All considerations paid by Buyer to Seller pursuant to Section 2.6 shall be allocated for Tax purposes among the Purchased Assets as mutually agreed to by the parties (the “Allocation”). Seller and Buyer agree not to take a position on any Income Tax return, before any Governmental Authority or in any judicial proceeding that is inconsistent with the Allocation.

Section 2.8    Closing.

(a)    On the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (“Closing”) shall take place at the offices of Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755 (or, if agreed by the parties, electronically through the exchange of documents), at 12:00 p.m. (EST) on the date hereof, or at such other time and place as the parties hereto shall agree (the “Closing Date”). At Closing, there shall be an exchange of funds and documents. For purposes of this Agreement, unless otherwise agreed in writing by the parties, Closing shall be treated as if it occurred as of 12:01 a.m. on the Closing Date.

(b)    At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the instruments and documents set forth in Exhibit A, in each case in a form reasonably acceptable to Buyer.

(c)    At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following: (i) the Upfront Payment, by wire transfer in immediately available funds, and (ii) the instruments and documents set forth in Exhibit B, in each case in a form reasonably acceptable to Seller. Seller shall provide wire transfer instructions to the Buyer at least [***] prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in Seller’s Disclosure Schedules, Seller represents and warrants to Buyer as follows:

Section 3.1    Organization. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 3.2    Authority; Binding Effect.

(a)    Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been, or will have been at the Closing, duly authorized by all requisite corporate action.

(b)    This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer of this Agreement, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 3.3    Non-Contravention. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the certificate of incorporation or bylaws of Seller; (ii) assuming receipt of all Required Third Party Consents, conflict with, or result in the breach of or constitute a default under, any contract, agreement, lease or license to which Seller is a party and which relates exclusively to the Purchased Assets or (iii) assuming compliance with the matters set forth in Section 3.4 and Section 4.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which the Seller is subject; except, with respect to clauses (ii) and (iii), for any violations, breaches, conflicts or defaults, that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.4    Governmental Authorization. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby do not require any consent or approval of any Governmental Authority, except for consents or approvals, the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 3.5    Title to Purchased Assets. The Seller owns, leases or has the legal right to use the Purchased Assets and has good title to the Purchased Assets, free and clear of all Liens other than Permitted Encumbrances.

Section 3.6    Seller Contracts. Since [***], no default or event of default or event, occurrence, condition or act has occurred, with respect to Seller, or to Seller’s knowledge, with respect to the other contracting Third Party, which, with the giving of notice or the lapse of the time, would become a default or event of default under any Seller Contract. Since [***], Seller has not received written notice of, the cancellation, modification or termination of any Seller Contract. True, correct and complete copies of all Seller Contracts have been delivered to Buyer.

Section 3.7    Litigation. [***], there are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Authority or arbitration tribunal against it or related to any of the Purchased Assets; (ii) lawsuits, actions or proceedings pending against it with respect to any of the Purchased Assets; or (iii) investigations by any Governmental Authority, which are pending against it with respect to any of the Purchased Assets.

Section 3.8    No Debarment. None of the Seller nor its current directors, officers, agents, representatives or consultants are under investigation by the FDA or other regulatory authorities for debarment action or presently debarred pursuant to the Generic Drug Enforcement Act of 1992, as amended, or any analogous laws.

Section 3.9    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.10    No Other Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE 3, THE PURCHASED ASSETS ARE PROVIDED BY SELLER TO BUYER HEREUNDER “AS-IS” AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE, OR OTHERWISE, AND SELLER SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLER MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY WITH RESPECT TO (A) THE ACCURACY OF ANY INFORMATION CONTAINED IN THE SELLER IND OR THE SELLER DEVELOPMENT AND REGULATORY DOCUMENTATION, (B) THE PROSPECTS OF THE ANTIBODY,

ANY PRODUCT OR THE PURCHASED ASSETS, OR (C) THE VALIDITY OR ENFORCEABILITY OF, AND NON-INFRINGEMENT WITH RESPECT TO, THE SELLER PATENTS OR THE SELLER INTELLECTUAL PROPERTY RIGHTS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.1    Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2    Corporate Authorization. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder have been, or will have been at the Closing, duly authorized by all requisite corporate action.

Section 4.3    Binding Effect. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller of this Agreement, constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

Section 4.4    Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the certificate of incorporation or bylaws of Buyer; (ii) conflict with, or result in the breach of, or constitute a default under, any contract, agreement, lease or license to which Buyer is a party, or (iii) assuming compliance with the matters set forth in Section 3.4 and Section 4.5, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Buyer is subject; except, with respect to clauses (ii) and (iii), for any violations, breaches, conflicts or defaults, that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement (a “Buyer Material Adverse Effect”).

Section 4.5    Governmental Authorization. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not require any consent or approval of any Governmental Authority, except for consents or approvals, the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.6    Hart-Scott-Rodino Compliance. The Buyer has determined that the transaction contemplated under this Agreement does not require clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, 15 U.S.C. §18a and the regulations promulgated thereunder, 16 C.F.R. §§ 801.1 et seq.

Section 4.7    Financial Capability. Buyer has sufficient funds to purchase the Purchased Assets and to consummate the transactions and perform its obligations under this Agreement on the terms and subject to the conditions contemplated herein and therein.

Section 4.8    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.9    No Inducement or Reliance; Independent Assessment. Buyer and its Affiliates [***].

Section 4.10    No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF BUYER EXPRESSLY SET FORTH IN THIS ARTICLE 4, BUYER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, AND BUYER HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY BUYER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT TO WHICH IT IS OR WILL BE A PARTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SELLER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

ARTICLE V

COVENANTS

Section 5.1    Information and Documents.

(a)    Except for the Purchased Assets, all information received by Buyer and given by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby will be held by Buyer and its Affiliates, agents and representatives as “Confidential Information” of Pfizer, as defined in, and pursuant to the terms of, the Confidentiality Agreement. From and after the Closing, notwithstanding anything to the contrary in the Confidentiality Agreement, (i) all Purchased Assets shall be deemed, and treated by Seller, its Affiliates, agents and representatives as the “Confidential Information” (as defined in the Confidentiality Agreement) of Buyer only and (ii) [***] shall be deemed to include information related to the Purchased Assets.

(b)    From and after the Closing, Seller shall not publish, present, or otherwise disclose, and shall cause its Affiliates, agents and representatives, and Third Party licensees or contractors, and its and their respective employees and agents and representatives not to disclose any information related to the Antibody, Product or the Purchased Assets, without the prior written consent of Buyer. For clarity, from and after the Closing, Buyer shall be free to publish, present, or otherwise disclose information related to the Antibody, Product or the Purchased Assets, subject to the Confidentiality Agreement, if applicable.

(c)    From and after the Closing, upon reasonable advance notice, the Seller, on the one hand, and Buyer, on the other hand, shall cause to be furnished or to be provided access to the other party and its representatives such financial, Tax and operating data and other available information with respect to the Purchased Assets, in each case in its then existing form, as such party and its representatives shall from time to time reasonably request in order to complete their legal and regulatory requirements and to complete their Tax returns and for any other reasonable business purpose, including in respect of litigation (other than litigation between the parties this Agreement or their Affiliates) and insurance matters. Buyer and its Affiliates shall, for a period of [***], keep such materials reasonably accessible and not destroy or dispose of such materials without the written consent of Seller. Each party shall promptly reimburse the other for such other party’s reasonable out-of-pocket expenses associated with requests made by the requesting party under this Section 5.1, but no other charges shall be payable by the requesting party to the other party in connection with such requests. In the event either party reasonably determines that any such provision of any such information could be commercially detrimental, violate any Law or contract, or result in the waiver any privilege, the parties shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

Section 5.2    Compliance. Each of the parties hereto agrees to use its commercially reasonable efforts to consummate and make effective the transactions contemplated by this Agreement, including (i) to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority); and (ii) subject to Section 2.2, to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private Third Party required to be obtained or made by Buyer or Seller in connection with the acquisition of the Purchased Assets or the taking of any other action contemplated by this Agreement.

Section 5.3    Transfer of Purchased Assets. Following the Closing, Seller shall [***], and shall [***].

Section 5.4    Taxes.

(a)    General. It is understood and agreed between the parties that any payments made under this Agreement are exclusive of any value added or similar Tax (“VAT”), which shall be added thereon as applicable. In the event any payments made by Buyer to Seller pursuant to this Agreement become subject to withholding Taxes under the Laws of any jurisdiction, Buyer shall deduct and withhold the amount of such Taxes for the account of Seller to the extent required by applicable Law and such amounts payable to Seller shall be reduced by the amount of Taxes deducted and withheld, which shall be treated as paid to Seller in accordance with this Agreement. To the extent that Buyer is required to deduct and withhold Taxes on any payments under this Agreement, Buyer shall pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and promptly transmit to the payee an official tax certificate or other evidence of such withholding sufficient to enable Seller to claim such payments of Taxes. Buyer shall provide any Tax forms to Seller that may be reasonably necessary in order for Buyer not to withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty. Each party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Law, of withholding Taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the party bearing such withholding Tax or VAT.

(b)    Tax Actions. Notwithstanding anything in this Agreement to the contrary, if an action, including but not limited to any assignment of its rights or obligations under this Agreement, or any failure to comply with applicable Laws or filing or record retention requirements (a “Tax Action”) by a party leads to the imposition of withholding Tax liability or VAT on the other party that would not have been imposed in the absence of a Tax Action or in an increase in such liability above the liability that would have been imposed in the absence of such Tax Action, then (i) the sum payable by the party that caused the Tax Action (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other party receives a sum equal to the sum which it would have received had no Tax Action occurred and (ii) the sum payable by the party that caused a Tax Action (in respect of which such deduction or withholding is required to be made) shall be made to the other party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable Law. For the avoidance of doubt, a party shall only be liable for increased payments pursuant to this Section 5.4(b) to the extent such party engaged in a Tax Action that created or increased a withholding Tax or VAT on the other party.

Section 5.5    Cooperation. The parties agree to cooperate and produce on a timely basis any Tax forms or reports, including an IRS Form W-8BEN, reasonably requested by the other party in connection with any payment made by Buyer to Seller under this Agreement.

Section 5.6    Pfizer Assurance. [***] For a period of [***] after the Closing Date, [***].

ARTICLE VI

INDEMNIFICATION

Section 6.1    Indemnification by Seller.

(a)    Subject to the provisions of this ARTICLE VI, Seller agrees to defend, indemnify and hold harmless Buyer and its Affiliates, and their respective directors, officers, agents, employees, successors and assigns, from and against any and all claims, actions, causes of action, judgments, awards, Liabilities, losses, costs (including reasonable attorney’s fees) or damages (collectively, a “Loss” or, the “Losses”) claimed or arising from (i) any Retained Liability, (ii) any breach by Seller of any of its covenants or agreements contained in this Agreement or (iii) any breach of any representation or warranty of Seller contained in this Agreement, except to the extent resulting from (A) any Assumed Liability, (B) any breach by Buyer of any of its covenants or agreements in this Agreement, or (C) any breach of any representation or warranty of Buyer contained in this Agreement.

(b)    Buyer acknowledges and agrees that Seller shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to action taken by Buyer or any other Person relating to the Purchased Assets (other than action taken by Seller in breach of this Agreement) on or after the Closing Date. Buyer shall take, and shall cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to the Loss.

Section 6.2    Indemnification by Buyer.

(a)    Subject to the provisions of this ARTICLE VI, Buyer agrees to defend, indemnify and hold harmless Seller and its Affiliates, and their respective directors, officers, agents, employees, successors and assigns, from and against any and all Loss claimed or arising from (i) any Assumed Liability, (ii) any breach by Buyer of any of its covenants or agreements in this Agreement, or (iii) any breach of any representation or warranty of Buyer contained in this Agreement, except to the extent resulting from (A) any Retained Liability, (B) any breach by Seller of any of its covenants or agreements in this Agreement, or (C) any breach of any representation or warranty of Seller contained in this Agreement.

(b)    Seller shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to the Loss.

Section 6.3    Notice of Claims. If any of the Persons to be indemnified under this ARTICLE VI (the “Indemnified Party”) has suffered or incurred any Loss, the Indemnified Party shall so notify the party from whom indemnification is sought (the “Indemnifying Party”) promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement or instrument delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at Law or suit in equity is instituted by or against a Third Party with respect to which the Indemnified Party intends to claim any Liability as a Loss under this ARTICLE VI, the Indemnified Party shall promptly notify the Indemnifying Party of such action or suit and tender to the Indemnifying Party the defense of such action or suit. A failure by the Indemnified Party to give notice and to tender the defense of the action or suit in a timely manner pursuant to this Section 6.3 shall not limit the obligation of the Indemnifying Party under this ARTICLE VI, except (i) to the extent such Indemnifying Party is actually prejudiced thereby, (ii) expenses that are incurred during the period in which notice was not provided shall not be deemed a Loss and (iii) as provided by Section 6.5.

Section 6.4    Third Party Claims.

(a)    The Indemnifying Party under this ARTICLE VI shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, the defense of any third party claim, action, suit or proceeding (a “Third Party Claim”). Except with the prior written consent of the Indemnified Party, the Indemnifying Party may compromise or settle a Third Party Claim that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not completely release the Indemnified Party. Should the Indemnifying Party so elect to conduct and control the defense of any Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. No Indemnified Party may compromise or settle any Third Party Claim for which the Indemnifying Party has assumed the defense hereunder without the consent of the Indemnifying Party. The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense or prosecution of a Third Party Claim, the Indemnified Party shall have the full right to defend against such Third Party Claim and shall be entitled to settle or agree to pay in full such Third Party Claim and to recover any amounts paid plus all expenses incurred by the Indemnified Party (including attorneys’ fees) from the Indemnifying Party. The Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of such Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

(b)    The parties hereto shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention of and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

Section 6.5    Expiration. Notwithstanding anything in this Agreement to the contrary except for the next sentence, if the Closing shall have occurred, all covenants, agreements, representations and warranties made herein shall survive the Closing. Notwithstanding the foregoing, except for a party’s [***], all representations and warranties made herein, and all indemnification obligations under Section 6.1(a)(iii) and Section 6.2(a)(iii) with respect to any such representation or warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after, [***], unless prior to such [***] a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given under Section 6.3.

Section 6.6    Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under Section 6.1 or Section 6.2 shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any Third Party, or (ii) any insurance proceeds (net of any increase in premiums directly relating to such Loss as reasonably demonstrated by the

Indemnified Party) or other funds received directly by the Indemnified Party as an offset against such Loss (each Person named in clauses (i) and (ii), a “Collateral Source”). If the amount to be netted hereunder from any payment required under Section 6.1 or Section 6.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this ARTICLE VI, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE VI had such determination been made at the time of such payment.

Section 6.7    Sole Remedy. The parties hereto acknowledge and agree that [***].

Section 6.8    No Consequential Damages. EXCEPT FOR A PARTY’S FRAUDULENT OR WILLFUL MISCONDUCT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER. THIS SECTION SHALL NOT LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY IN CONNECTION WITH ANY BREACH OF THE CONFIDENTIALITY AGREEMENT.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To Seller:

Amplyx Pharmaceuticals, Inc.

c/o Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: [***]

With a copy to:

c/o Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: [***]

To Buyer:

Vera Therapeutics, Inc.

170 Harbor Way, 3rd Floor

South San Francisco, CA 94080

Attention: [***]

Section 7.2    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.3    Assignment. No party to this Agreement may assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the other party hereto, except that either party may, without such consent, assign this Agreement in its entirety to an Affiliates or to a successor in interest in connection with a merger or sale of all or substantially all of the business or assets to which this Agreement pertains; provided, however, that no such assignment by a Party shall relieve such Party of any of its obligations hereunder, and that any such assignment by such Party does not adversely affect the other Party or any of its Affiliates.

Section 7.4    Entire Agreement. This Agreement (including all Schedules and Exhibits), the Assignment and Assumption Agreement and the Patent Assignment Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

Section 7.5    Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

Section 7.6    Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 7.7    Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of the SEC or each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto.

Section 7.8    Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. For the avoidance of doubt, Buyer, at their sole cost and expense, shall make all appropriate filings, notices and applications with the applicable Governmental Authority to reflect the sale, transfer and assignment of any Purchased Asset. Notwithstanding the foregoing, all Taxes (including any value added taxes but excluding any Income Taxes) and fees relating to the transfer of the Purchased Assets shall be paid by Buyer.

Section 7.9    Governing Law; Jurisdiction. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York. The parties hereto agree that the [***] shall have exclusive jurisdiction over any dispute or controversy arising out of or relating to this Agreement and any judgment, determination, arbitration award, finding or conclusion reached or rendered in any other jurisdiction shall be null and void between the parties hereto. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

Section 7.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Section 7.11    Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.12    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

AMPLYX PHARMACEUTICALS, INC.

By:	/s/ Deborah Baron
	Name:	Deborah Baron
	Title:	President

VERA THERAPEUTICS, INC.

By:	/s/ Marshall Fordyce
	Name:	Marshall Fordyce
	Title:	Chief Executive Officer

Acknowledged and agreed by Pfizer solely with respect to Section 5.6:

PFIZER INC.

By:	/s/ Deborah Baron
	Name:	Deborah Baron
	Title:	SVP Worldwide Business Development

[Signature Page to Asset Purchase Agreement.]

Exhibit A

List of instruments and documents to be provided by Seller: [***]

Exhibit B

List of instruments and documents to be provided by Buyer: [***]